SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

Nu Horizons Electronics Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On January 3, 2011, Nu Horizons Electronics Corp., a Delaware corporation (“Nu Horizons” or the “Company”), consummated the merger (the “Merger”) of Neptune Acquisition Corporation, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Arrow Electronics, Inc., a New York corporation (“Arrow”), with and into Nu Horizons, in accordance with the Agreement and Plan of Merger, dated as of September 19, 2010, by and among Nu Horizons, Arrow and Merger Sub (the “Merger Agreement”), with Nu Horizons continuing as the surviving corporation (the “Surviving Corporation”).  Pursuant to the terms of the Merger Agreement, each share of Nu Horizons common stock, $0.0066 par value per share (the “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), was converted into the right to receive $7.00 in cash, without interest (the “Merger Consideration”).  Upon the Effective Time, Nu Horizons became a wholly-owned subsidiary of Arrow.

Item 1.01            Entry into Material Definitive Agreement.

On December 31, 2010, in connection with the consummation of the Merger, the Company and Wells Fargo Capital Finance, part of Wells Fargo & Company, as a lender and as administrative agent (“Agent”), together with two other banks (collectively, the “Lenders”), entered into Amendment No. 1 to the Loan and Security Agreement (the “Amendment”), amending the asset-based revolving credit agreement among the Company, certain of its subsidiaries and the Lenders dated as of June 28, 2010 (the “Credit Agreement”).  Capitalized terms used but not otherwise defined in this Item 1.01 shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to the Amendment, the Lenders agreed that the Change of Control of the Company in connection with the Merger (as more fully described in Item 5.01 of this Current Report on Form 8-K) would not be a Default or Event of Default under the Credit Agreement; provided, that (i) the Company must deliver a specified notice to Agent at least one (1) Business Day prior to the consummation of the Merger, (ii) the Merger is consummated on or before January 5, 2011, (iii) all of the Obligations to the Lenders under the Loan Documents are satisfied in full and the Loan Documents are terminated in accordance with the terms of the Amendment, (iv) a termination agreement, substantially in form and substance to that annexed to the Amendment (the “Termination Agreement”), is executed and delivered and (v) the conditions precedent set forth in the Termination Agreement are satisfied in full, to the satisfaction of Agent, within one (1) Business Day after the Effective Time.

All descriptions of the terms of the Amendment are qualified by reference to the actual provisions of the Amendment which is filed as Exhibit 10.1 hereto and which provisions are incorporated herein by reference.

Item 1.02            Termination of Material Definitive Agreement.

On January 3, 2011, pursuant to the terms of the Merger Agreement, the Company terminated each of the following stock incentive plans: the 2002 Key Employee Stock Incentive Plan, the 2002 Outside Directors’ Stock Option Plan and the 2010 Outside Directors’ Stock Option Plan (the “2010 Plan,” and collectively, the “Plans”).  The Company previously issued stock options to its non-employee directors and stock options and/or restricted stock awards to its executive officers pursuant to the Plans, other than the 2010 Plan, under which no awards had been granted.  In connection with the Merger, all outstanding stock options and shares of restricted stock were cancelled, as more fully described in Item 3.03 of this Current Report on Form 8-K. On January 3, 2011, in connection with the consummation of the Merger, the Company terminated its Credit Agreement with the Lenders. The credit facility established under the Credit Agreement provided for maximum borrowings of $80,000,000, with an option to increase the facility to a maximum borrowing of $110,000,000 under certain circumstances (the “Credit Facility”).  Up to $60 million of the Credit Facility was to be used to finance the Company’s United States (“U.S.”) operations (the “U.S. Credit Line”), with the $20 million balance (the “Foreign Credit Line”) to be used to finance the Company’s United Kingdom (“U.K.”) and Asian operations.  The Credit Agreement provided for borrowings at variable interest rates utilizing an asset-based formula predicated on a percent of qualifying accounts receivable and inventory at any given month end and taking into account the excess credit availability under the Credit Agreement.  The Company and certain of its U.S. subsidiaries were co-borrowers under the U.S. Credit Line, which was secured by a lien on all of the assets of the Company.  The Foreign Credit Line was secured by a lien on all of the assets of the Company’s U.K. and Singaporean subsidiaries and the pledge by the Company of shares of its U.K. and Singaporean subsidiaries.  The Company had guaranteed the obligations of its U.K. and Singaporean subsidiaries under the Foreign Credit Line.

Item 2.01            Completion of Acquisition or Disposition of Assets.

On January 3, 2011, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company.  As a result of the Merger, the Company became a wholly-owned subsidiary of Arrow, and each share of Common Stock issued and outstanding immediately before the Effective Time, other than shares held by the Company, Arrow or their subsidiaries, was automatically cancelled and converted into the right to receive $7.00 in cash, without interest, less any applicable withholding taxes.

Item 3.01            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Stock Market (“NASDAQ”).  On January 3, 2011, the Company notified NASDAQ that the Merger had been completed and trading of Common Stock on the Nasdaq Global Select Market was suspended. The Company has requested that NASDAQ file with the United States Securities and Exchange Commission (the “SEC”) an application on Form 25 to remove the Company’s common stock from listing on the Nasdaq Global Select Market and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the Common Stock be deregistered and that the

Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03            Material Modification to Rights of Security Holders.

As a result of the Merger, on January 3, 2011 each share of Common Stock issued and outstanding immediately before the Effective Time, other than shares held by the Company, Arrow or their subsidiaries, was automatically cancelled and converted into the right to receive $7.00 in cash, without interest and less any applicable withholding taxes.  Each restricted stock award outstanding as of the Effective Time was treated in the same manner as ownership of Common Stock.

Each stock option outstanding as of the Effective Time that was granted by the Company was cancelled, and option holders will receive an amount in cash equal to the product of (x) the number of shares of Common Stock covered by such option, whether or not vested, multiplied by (y) the excess, if any, of the $7.00 per share merger consideration over the per share exercise price for such option, less any applicable withholding taxes.  No amounts will be paid with respect to options that had an exercise price equal to or greater than $7.00 per share.

Item 5.01            Changes in Control of Registrant.

At the Effective Time, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Arrow, as described in Item 2.01 of this Current Report on Form 8-K.  The aggregate merger consideration to be paid by Arrow for all outstanding shares of Common Stock in connection with the Merger is approximately $134,693,000. The merger consideration will be paid by Arrow from its cash on hand.

The information set forth in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.01.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, on January 3, 2011, each member of the Company’s board of directors and each officer of the Company, other than Martin Kent who will remain as President, ceased to be a director or officer of the Company, and the directors and officers of Merger Sub immediately prior to the Effective Time became the initial directors and officers of the surviving corporation. In addition, in furtherance of the provisions of the Merger Agreement, each member of the Company’s board of directors delivered his resignation as of the Effective Time.

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the articles of incorporation of the Company were amended and restated in their entirety, and the bylaws of

Merger Sub in effect immediately prior to the Effective Time became the bylaws of the Company.

The Company’s articles of incorporation and bylaws, as of the Effective Time, are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference in response to this Item 5.03.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated September 19, 2010 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on September 20, 2010)
3.1	Amended and Restated Articles of Incorporation of Nu Horizons Electronics Corp.
3.2	Bylaws of Surviving Corporation
10.1	Amendment No. 1 to Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp.
(Registrant)

Date: January 3, 2011	By:	/s/ Martin Kent
	Name:	Martin Kent
	Title:	President